                                                                     EXHIBIT 4.2

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                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C,

                                   as Company,

                      [NAME OF CERTIFICATE ADMINISTRATOR],

                          as Certificate Administrator,

                                       and

                               [NAME OF TRUSTEE],

                                   as Trustee

                             -----------------------

                                 TRUST AGREEMENT

                         Dated as of [_____] [_], 20__]

                             -----------------------

               Mortgage Pass-Through Certificates Series 20[__-__]

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

ARTICLE I     DEFINITIONS......................................................3

  Section 1.01.    Defined Terms...............................................3

ARTICLE II    CONVEYANCE OF THE UNDERLYING CERTIFICATES;

  Section 2.04.    Execution and Authentication of Certificates/Issuance of
                   Certificates Evidencing Interests in REMIC Certificates....14
  Section 2.05.    [Reserved].................................................14
  Section 2.06.    Purposes and Powers of the Trust Fund......................14

ARTICLE III   ADMINISTRATION OF THE UNDERLYING CERTIFICATES;
              PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS......................15

  Section 3.01.    Collection of Monies.......................................15
  Section 3.02.    Establishment of Trust Certificate Account; Deposits in Trust

  Section 4.02.    Registration of Transfer and Exchange of Trust

  Section 5.03.    Trustee Not Liable for Trust Certificates or Underlying

  Section 5.11.    Certificate Administrator to Pay Trustee's Fees and Expenses;

  Section 9.02.    Certificate Administrator, REMIC Administrator and Trustee

                                      -ii-

ARTICLE X     COMPLIANCE WITH REGULATION AB...................................45

  Section 10.01.   Intent of the Parties; Reasonableness......................45
  Section 10.02.   Additional Representations and Warranties of the

                                     -iii-

                                TABLE OF CONTENTS

Exhibit A         Form of Class [A] Certificate
Exhibit B         Form of Class [R] Certificate
Exhibit C-1       Form of Transfer Affidavit and Agreements
Exhibit C-2       Form of Transferor Certificate
Exhibit D         Pooling and Servicing Agreement
Exhibit E         Form of Form 10K Certification
Exhibit F         Form of Back-up Certification to Form 10K Certification
Exhibit G         Servicing Criteria to be Addressed in Assessment of Compliance

     This TRUST AGREEMENT (this "Agreement"), dated as of [_____] [__], 20__], is among Stanwich Asset Acceptance Company, L.L.C. a Delaware corporation, as the company (together with its permitted successors and assigns, the "Company"),
[____________], as certificate administrator (together with its permitted successors and assigns, the "Certificate Administrator"), and [____________], as
Trustee (together with its permitted successors and assigns, the "Trustee").

                              PRELIMINARY STATEMENT

     The Company intends to sell the Trust Certificates (as defined herein), to be issued hereunder in two classes, which in the aggregate will evidence the entire beneficial ownership interest in the Underlying Certificates (as defined herein). As provided herein, the REMIC Administrator shall make an election for the assets constituting the REMIC to be treated for federal income tax purposes as a REMIC. On the Closing Date, the REMIC Regular Interests will be designated
"regular interests" in the REMIC and the Class [R] Certificate will be designated the sole class of "residual interests" in the REMIC.

     The following table sets forth the designation, type, Pass-Through Rate (as defined herein), aggregate initial Certificate Principal Balance (as defined herein), initial ratings and certain other features of each Class of Trust
Certificate comprising the interests in the Trust Fund (as defined herein).

                   Pass-         Aggregate Initial
                  Through      Certificate Principal                                               Minimum
Designation        Rate               Balance               Features(1)         Fitch/S&P      Denominations(2)
-----------     ------------   ---------------------     -----------------      ---------      ----------------

 Class [A]        [__] %               $[__]             Senior/Fixed Rate        [__]               $[__]
 Class [R]        [__] %               $[__]              Senior/Residual/        [__]                (3)
                                   Fixed Rate

-----------------

(1)  The Class [A] Certificates shall be Book-Entry Certificates. The Class [R]
     Certificates shall be delivered to the Holders thereof in physical form.

(2)  The Trust Certificates, other than the Class [R] Certificates, shall be issuable in minimum dollar denominations as indicated above (by Certificate
     Principal Balance) and integral multiples of $1 in excess thereof.

(3)  The Class [R] Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest, other than the de minimis portion transferred to the REMIC Administrator on the Closing Date.

     The Underlying Certificates have an outstanding Certificate Principal
Balance as of the Closing Date of $[_____].

     In consideration for its services hereunder, the Certificate Administrator and the Trustee have been paid an upfront fee.

     All things necessary to make this Agreement a valid declaration of trust by the Company in accordance with its terms have been done.

     In consideration of the premises and the mutual agreements herein contained, the Company, the Certificate Administrator and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accrued Certificate Interest: With respect to any Distribution Date, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Trust Certificates of a Class
immediately prior to such Distribution Date at the related Pass-Through Rate, less such Class' pro rata share of interest shortfalls, if any, allocated to the
Underlying Certificates immediately preceding such Distribution Date; including:

     (1)   any Prepayment Interest Shortfall to the extent not covered by the
           Master Servicer pursuant to the terms of the Pooling and Servicing
           Agreement;

     (2)   the interest portions of Realized Losses allocated to the Underlying
           Certificates;

     (3)   the interest portion of any advances that were made with respect to delinquencies on the Mortgage Loans that were ultimately determined to be not recoverable by the Master Servicer in accordance with the
           Pooling and Servicing Agreement; and

     (4)   any other interest shortfalls on the Mortgage Loans not covered by subordination (as set forth in the Pooling and Servicing Agreement), including interest shortfalls relating to the Servicemembers Civil
           Relief Act, or similar legislation or regulations.

     Such interest shortfalls will be allocated among all of the Trust
Certificates in proportion to their respective amounts of Accrued Certificate
Interest payable on such Distribution Date.

     Accrued Certificate Interest on each Class of Trust Certificates will be calculated on the basis of a 360 day year consisting of twelve 30-day months and will be carried out to at least three decimal places.

     Adverse REMIC Event: Shall have the meaning set forth in Section 9.01(f)
hereof.

     Affiliate: An "affiliate" of, or person "affiliated" with, a specific person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     Agreement: This Trust Agreement and all amendments hereof and supplements hereto.

     Available Funds: With respect to any Distribution Date, an amount equal to the amount received on the Underlying Certificates on such Distribution Date less amounts withdrawn from the Trust Certificate Account pursuant to Section
3.03(ii).

     Book-Entry Certificate: Any Trust Certificate registered in the name of the
Depository or its nominee, and designated as such in the Preliminary Statement hereto.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of
[____________], the State of [____________] or the State of [____________] (and
such other state or states in which the Custodial Account or the Trust
Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

     Certificate Administrator: [____________], in its capacity as certificate administrator under this Agreement, or any successor certificate administrator appointed under the terms of this Agreement.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository
Participant acts as agent, if any, and otherwise on the books of a Depository
Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: For any Class of Trust Certificates, as of
any date of determination, an amount equal to the initial Certificate Principal
Balance of such Trust Certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Trust
Certificate and (b) any reductions in the Certificate Principal Balance of such
Trust Certificate due to allocations of the Class A Loss Amounts to such Class of Trust Certificates.

     Certificate Register: The register maintained pursuant to Section 4.02 hereof which shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates, as herein provided.

     Certificate Registrar: The Trustee.

     Certificateholder or Holder: The person in whose name a Trust Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent or exercising any Voting Rights pursuant to this
Agreement, any Trust Certificate registered in the name of the Company or any
Affiliate shall be deemed not to be an Outstanding Certificate or taken into account when calculating the Voting Rights of any Certificateholder.

     All references herein to "Holder" or "Certificateholder" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a
"Holder" or "Certificateholder" only the Person in whose name a Trust
Certificate is registered in the Certificate Register.

     Class: Collectively, all of the Trust Certificates bearing the same designation.

     Class A Certificate: The Class [A] Certificates executed and delivered by the Trustee substantially in the form annexed hereto as Exhibit A evidencing an interest designated as a "regular interest" in the REMIC for purposes of the
REMIC Provisions.

     Class A Loss Amount: With respect to the Class [A] Certificates and on each
Distribution Date, the excess of the Certificate Principal Balance of the Class
[A] Certificates over the Underlying Certificate Balance, in each case after giving effect to distributions on or prior to such Distribution Date.

     Class R Certificate: The Class [R] Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

     Closing Date: [_____] [__], 20__].

     Code: The Internal Revenue Code of 1986, as amended.

     Commission: The Securities and Exchange Commission.

     Company: Stanwich Asset Acceptance Company, L.L.C. or any successors in interest.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at [____________], Attention: [________].

     Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.0[_] of the Pooling and Servicing Agreement in the name of a depository institution, as custodian for the holders of the Underlying
Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Certificate Administrator or owned by the Certificate
Administrator, into which the amounts set forth in Section 3.0[_] of the Pooling and Servicing Agreement shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     Definitive Certificate: Any definitive, fully registered Trust Certificate.

     Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Trust Certificates that are to be Book-Entry Certificates is
Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of
New York and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Distribution Date: The [25]th day of each month, or if such [25]th day is not a Business Day, the next succeeding Business Day, commencing on the First
Distribution Date.

     Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the
Trustee and each Rating Agency) the registered Holders of Trust Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted
Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of U.S. Bank National
Association, or (iv) in the case of the Trust Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each
Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Trust Certificate Account will not reduce the rating assigned to any Class of Trust Certificate by such Rating
Agency below the then-current rating assigned to such Trust Certificates by such
Rating Agency.

     ERISA: The Employment Retirement Income Security Act of 1974, as amended.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     FDIC: The Federal Deposit Insurance Corporation or any successor.

     First Distribution Date: [_____] [__], 20[__].

     Fitch: Fitch Ratings or any successor thereto.

     Independent: When used with respect to any specified Person, such a Person who (i) is in fact independent of the Company, (ii) does not have any direct financial interest in the Company or in an Affiliate, and (iii) is not connected with the Company as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Initial Certificate Principal Balance: With respect to each Class of Trust
Certificates, the Certificate Principal Balance of such Class of Trust
Certificates as of the Closing Date, as set forth in the Preliminary Statement hereto.

     Interest Accrual Period: With respect to any Distribution Date and for all
Classes of Trust Certificates, the calendar month preceding the month in which such Distribution Date occurs.

     Interest Distribution Amount: With respect to any Distribution Date, the aggregate amount of Accrued Certificate Interest to be paid to the
Certificateholders for such Distribution Date.

     Master Servicer: [_____] in its capacity as master servicer under the
Pooling and Servicing Agreement, or any successor master servicer appointed under the terms of the Pooling and Servicing Agreement.

     Maturity Date: With respect to each Class of Trust Certificates, the
Distribution Date in [____________].

     Mortgage Loans: The mortgage loans in which the Underlying Certificates evidence a beneficial ownership interest.

     Non-United States Person: Any Person other than a United States Person.

     Notice of Final Distribution: With respect to the Underlying Certificates, the notice to be provided pursuant to the Pooling and Servicing Agreement to the effect that final distribution on the Underlying Certificates shall be made only upon presentation and surrender thereof.

     Notice of Termination: Any of the notices given by the Trustee pursuant to
Section 6.01(b).

     Officer's Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or
Managing Director, and by the Treasurer, the Secretary, or one of the Assistant
Treasurers or Assistant Secretaries of the Company or the Certificate
Administrator, as the case may be, and delivered to the Trustee, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Certificate Administrator, who may be counsel for the Company or the
Certificate Administrator, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" in the Pooling and Servicing
Agreement or (ii) relating to the qualification of any REMIC formed under the
Pooling and Servicing Agreement, this Agreement or in compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

     Outstanding Certificates: With respect to any of the Trust Certificates, as of the date of determination, all Trust Certificates theretofore executed and delivered under this Agreement except:

     (i)   Trust Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

     (ii)  Trust Certificates in exchange for which or in lieu of which other
           Trust Certificates have been executed and delivered pursuant to this
           Agreement unless proof satisfactory to the Trustee is presented that any such Trust Certificates are held by a holder in due course.

     Ownership Interest: As to any Trust Certificate, any ownership or security interest in such Trust Certificate, including any interest in such Trust
Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Pass-Through Rate: For all Classes of Trust Certificates, the per annum rate set forth in the Pass-Through Rate column in the first table in the
Preliminary Statement hereto.

     Percentage Interest: With respect to any Trust Certificate (other than a
Class [R] Certificate), the undivided percentage ownership interest in the related Class evidenced by such Trust Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all the Trust
Certificates of the same Class. With respect to a Class [R] Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Trust
Certificate.

     Permitted Investments: Has the meaning ascribed thereto in the Pooling and
Servicing Agreement.

     Permitted Transferee: Any Transferee of a Class [R] Certificate other than
(i) the United States, any state or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage
Corporation, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization
(except certain farmers' cooperatives described in Section 521 of the Code)
which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, (v) an electing large partnership under Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R] Certificate by such Person may cause the
Trust Fund or any Person having an Ownership Interest in any Class of Trust
Certificates, other than such Person, to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Class [R] Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [______] [__], 20[__], and attached as Exhibit D hereto, among the
Company, the Certificate Administrator, and the Trustee, as such agreement is amended from time to time.

     Prepayment Assumption: The blended percentage of the standard prepayment assumption and the constant prepayment rate set forth in the following sentence with respect to the Mortgage Loans. The Prepayment Assumption assumes a constant prepayment rate of the Mortgage Loans of [__] % per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the mortgage loans, increasing by an additional

[____] % per annum in each succeeding month until the twelfth month, and a constant [___] % per annum rate of prepayment thereafter for the life of the
Underlying Certificate.

     Prepayment Interest Shortfall: As to any Distribution Date and the
Underlying Certificates that received an interest distribution on the related
Distribution Date that was reduced pursuant to the terms of the Pooling and
Servicing Agreement because of a principal prepayment in full on a Mortgage Loan or Mortgage Loans relating to the Underlying Certificates, the amount of such reduction.

     Principal Distribution Amount: With respect to any Distribution Date, the balance of the Available Funds remaining after the Interest Distribution Amount has been distributed.

     Rating Agencies: Fitch and S&P.

     Realized Losses: Losses on the Mortgage Loans applied in reduction of the aggregate principal balance of a 20[__-___] Certificate that is not accompanied by a cash payment in respect of such reduction.

     Record Date: With respect to any Distribution Date, the close of business on the last day of the month preceding such Distribution Date.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB),
17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the
Commission in the adopting release (Asset-Backed Securities, Securities Act
Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     REMIC: The segregated pool of assets, with respect to a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, which a election is made pursuant to this Agreement, consisting of:

     (a)   the Underlying Certificates,

     (b)   all payments on and collections in respect of the Underlying
           Certificates due after the Closing Date as shall be on deposit in the
           Trust Certificate Account and identified as belonging to the Trust
           Fund, and

     (c)   all proceeds of clauses (a) and (b) above.

     REMIC Administrator: [___________], provided that if [__________] is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement, the Certificate
Administrator or Trustee acting as Certificate Administrator shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

     REMIC Certificates: The Class [R] Certificates.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMIC Regular Interest: Any Trust Certificate, other than a Class [R]
Certificate.

     Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Office of the Trustee, including any managing director, senior vice president, any vice president, any assistant vice president, any assistant secretary, any associate with particular responsibility for this transaction, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc., or its successor in interest.

     Securitization Transaction: Any transaction involving a sale or other transfer of mortgage loans or securities backed by mortgage loans directly or indirectly to an issuing in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of
Regulation AB, as such may be amended from time to time.

     Tax Returns: The federal income tax return on Internal Revenue Service Form
1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including
Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC
Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Pooling and Servicing Agreement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Termination Date: The Distribution Date following the Distribution Date on which the Underlying Certificate Balance has been reduced to zero.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Trust Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Trust Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership
Interest in a Trust Certificate.

                                       10

     Trust Certificate: Any Class [A] Certificate or Class [R] Certificate.

     Trust Certificate Account: The separate account or accounts created and maintained pursuant to Section 3.02 hereof, which shall be entitled
"[____________], as trustee, in trust for the registered holders of Mortgage
Pass-Through Certificates Series 20[__-__]" and which must be an Eligible
Account. Funds deposited in the Trust Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in Article III hereof.

     Trust Fund: The corpus of the trust created by and to be administered under this Agreement consisting of: (i) the Underlying Certificates, (ii) all distributions thereon after but not including the Distribution Date occurring in
[________], and (iii) the Trust Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto.

     Trustee: [____________] or its successor in interest, or any successor trustee appointed as herein provided.

     Trustee Information: As specified in Section 12.05(a)(i)(A).

     20[__-___] Certificates:

     Underlying Certificates: A certificate that represents a 100.0% interest in the Mortgage Pass-Through Certificates Series [20__-__], Class [A] and Class
[R]. The outstanding certificate principal balance, as of the Closing Date, of the Mortgage Pass-Through Certificates Series [20__-__], Class [A]., and Class
[R] is $[_______].

     Underlying Certificate Balance: With respect to the Underlying
Certificates, as of any Distribution Date (following all distributions to be made with respect to the Underlying Certificate on such Distribution Date), and as of any date of determination thereafter until the next succeeding
Distribution Date, the aggregate outstanding principal balance of the Underlying
Certificates, determined by reference to the Underlying Distribution Date
Statement sent to the Trustee as Underlying Certificateholder, relating to such
Distribution Date, which is to be determined in accordance with the terms of the
Pooling and Servicing Agreement.

     Underlying Certificateholder: The registered owner of the Underlying
Certificates.

     Underlying Distribution Date Statement: With respect to the Underlying
Certificates and any Distribution Date, the monthly remittance report forwarded to the holder thereof with respect to such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.

     United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     U.S.A. Patriot Act: Uniting and Strengthening America by Providing
Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001, as amended.

                                       11

     Voting Rights: 99% of all of the Voting Rights shall be allocated among
Holders of Trust Certificates, other than the Class [R] Certificates, in proportion to the outstanding Certificate Principal Balances of their respective
Trust Certificates; and 1.0% of all voting rights will be allocated among the holders of the Class [R] Certificates in accordance with their respective
Percentage Interests.

     Additionally, all references to the words "real estate mortgage investment conduit" herein shall have the meaning assigned to such words in Section 860D of the Code.

                                   ARTICLE II

                          CONVEYANCE OF THE UNDERLYING
              CERTIFICATES; ORIGINAL ISSUANCE OF TRUST CERTIFICATES

     Section 2.01. Conveyance of the Underlying Certificates. (a) The Company,
concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set-over and otherwise convey to the Trustee, in trust, for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Company in and to the Underlying Certificates and all other assets constituting the Trust Fund. Such assignment includes, without limitation, all amounts payable to and all rights of the Underlying
Certificateholder pursuant to the Pooling and Servicing Agreement.

     In connection with such transfer and assignment, on the Closing Date the
Company will deliver to, and deposit with, the Trustee the Underlying
Certificates, together with a duly issued and authenticated certificate or certificates for the Underlying Certificates, evidencing the entire interest in such Underlying Certificates, with appropriate endorsements and other documentation sufficient under the Pooling and Servicing Agreement to transfer such Underlying Certificates to the Trustee.

     Notwithstanding the foregoing, to the extent that the Underlying
Certificates are Book-Entry Certificate, delivery of the Underlying Certificates will be satisfied if the Company meets the requirements of the Depository to sell, transfer, assign, set-over and otherwise convey to the Trustee the
Underlying Certificates in accordance with the rules of the Depository and applicable provisions of the Uniform Commercial Code as in force in the relevant jurisdiction from time to time.

     The Trustee hereby acknowledges the receipt by it of the Underlying
Certificates and the other documents and instruments referenced above, and declares that it holds and will hold the Underlying Certificates, and such other documents and instruments, and all other assets and documents included in the
Trust Fund, in trust for the exclusive use and benefit of all present and future
Certificateholders.

     (b) It is intended that the conveyance by the Company to the Trustee of the
Underlying Certificates as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Underlying Certificates for the
benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Underlying Certificates by the
Company to the Trustee to secure a debt or other obligation of the Company.

                                       12

Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform
Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) Underlying
Certificates, (B) all amounts payable pursuant to the holders of the Underlying
Certificates in accordance with the terms thereof of the Pooling and Servicing
Agreement, and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Trust
Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any agent of the Trustee of the Underlying Certificates or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the
Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections
8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

     (c) The Company, the Certificate Administrator and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Underlying Certificates and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Underlying
Certificates, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name) or (2) any change of location of the place of business or the chief executive office of the Company.

     Section 2.02. Issuance of Trust Certificates. The Trustee acknowledges the transfer, delivery and assignment to it of the Underlying Certificates, together with the assignment to it of

                                       13

all other assets included in the Trust Fund, and declares that it holds and will hold the Underlying Certificates and all other assets included in the Trust Fund in trust for the benefit of all present and future Certificateholders.
Concurrently with such transfer and delivery, the Trustee has duly executed, authenticated and delivered, to or upon the order of the Company, the Trust
Certificates in authorized denominations, registered in such names as the
Company has requested, and such Trust Certificates evidence the beneficial interest in the entire REMIC.

     Section 2.03. [Reserved]

     Section 2.04. Execution and Authentication of Certificates/Issuance of
Certificates Evidencing Interests in REMIC Certificates. The Trustee
acknowledges the assignment to it of the Underlying Certificates, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the
Class [R] Certificates in authorized denominations which together with the Class
[A] Certificates evidence the beneficial interest in the REMIC.

     Section 2.05. [Reserved] .

     Section 2.06. Purposes and Powers of the Trust Fund. The purpose of the trust, as created hereunder, is to engage in the following activities:

          (a) to sell the Trust Certificates to the Company in exchange for the
     Underlying Certificates;

          (b) to enter into and perform its obligations under this Agreement;

          (c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust
     Fund and the making of distributions to the Certificateholders.

     The trust is hereby authorized to engage in the foregoing activities. The trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Trust Certificate is outstanding without the consent of the
Certificateholders evidencing a majority of the aggregate Voting Rights of the
Trust Certificates.

                                       14

                                  ARTICLE III

                 ADMINISTRATION OF THE UNDERLYING CERTIFICATES;
                   PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS

     Section 3.01. Collection of Monies. Except as otherwise provided in Section
6.01, upon its receipt of a Notice of Final Distribution, the Trustee shall present and surrender the Underlying Certificates, for final payment thereon in accordance with the terms and conditions of the Pooling and Servicing Agreement and such Notice of Final Distribution. The Trustee shall promptly deposit in the
Trust Certificate Account the final distribution received upon presentation and surrender of the Underlying Certificates.

     Section 3.02. Establishment of Trust Certificate Account; Deposits in Trust
Certificate Account. (a) The Trustee shall establish and maintain the Trust
Certificate Account. The Trustee shall cause the following payments and collections in respect of the Underlying Certificates to be deposited directly into the Trust Certificate Account:

          (i) all distributions due and received on the Underlying Certificates subsequent to the Closing Date;

          (ii) any amounts received in connection with the sale of the
     Underlying Certificates pursuant to Section 6.01 in accordance with a plan of complete liquidation of the Trust Fund; and

          (iii) any other amounts specifically required to be deposited in the
     Trust Certificate Account hereunder.

     The foregoing requirements for deposit in the Trust Certificate Account shall be exclusive.

     (b) Funds in the Trust Certificate Account shall be held uninvested.

     Section 3.03. Permitted Withdrawals From the Trust Certificate Account. The
Trustee may from time to time withdraw funds from the Trust Certificate Account for the following purposes:

          (i) to make distributions in the amounts and in the manner provided for in Section 3.04;

          (ii) to reimburse the Certificate Administrator, Company or the
     Trustee for expenses incurred by and reimbursable to the Certificate
     Administrator, Company or the Trustee pursuant to Section 9.01(c) or 7.03 or as otherwise permitted under this Agreement; and

          (iii) to clear and terminate the Trust Certificate Account upon the termination of this Agreement.

                                       15

     Section 3.04. Distributions. (a) On each Distribution Date the Trustee shall distribute, based on information received from the Certificate
Administrator, to each Certificateholder of record on the related Record Date
(other than as provided in Section 6.01 respecting the final distribution)
either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, or, if such Certificateholder has not so notified the Trustee by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which shall be based on the aggregate of the Percentage Interests represented by Trust Certificates of the applicable Class held by such Holder) of the following amounts (subject to the provisions of Section 3.04(a)(iii) below), in each case to the extent of the Available Funds remaining to:

          (i) the Class [A] and the Class [R] Certificates, on a pro rata basis, any Accrued Certificate Interest payable on such Trust Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date;

          (ii) Prior to the occurrence of the Credit Support Depletion Date, the
     Principal Distribution Amount for the Distribution Date shall be applied in the following order of priority:

               (A) first, to the Class [R] Certificates until the Certificate
          Principal Balance of the Class [R] Certificates has been reduced to zero; and

               (B) second, to the Class [A] Certificates until the Certificate
          Principal Balance of the Class [A] Certificates has been reduced to zero;

          (iii) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above will be disregarded. Instead, the Principal Distribution Amount will be distributed to the Trust Certificates remaining, pro rata, in accordance with their respective outstanding Certificate Principal Balances.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the
Certificate Administrator shall have any responsibility therefor.

Except as otherwise provided in Section 6.01, if the Certificate Administrator anticipates that a final distribution with respect to any Class of Trust
Certificates will be made on the next Distribution Date, the Certificate
Administrator shall, no later than the fifteen days prior to such final distribution, notify the Trustee and the Trustee shall, no later than two (2)
Business Days after such notification, mail on such date to each Holder of such
Class of Trust Certificates a

                                       16

notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Trust Certificates will be made on such Distribution Date but only upon presentation and surrender of such Trust
Certificates at the office of the Trustee specified therein or as otherwise specified therein, and (ii) no interest shall accrue on such Trust Certificates from and after the end of the related Interest Accrual Period. In the event that
Certificateholders required to surrender their Trust Certificates pursuant to
Section 6.01(b) do not surrender their Trust Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such
Trust Certificates to be withdrawn from the Trust Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 6.01(b). The funds in such escrow account shall not be invested.

     Section 3.05. Statements to Certificateholders. (a) Concurrently with each distribution charged to the Trust Certificate Account and with respect to each
Distribution Date the Certificate Administrator shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format)
setting forth the following information as to each Class of Trust Certificates:

          (i) the Available Funds for such Distribution Date;

          (ii) with respect to such Distribution Date, the aggregate amount of
     Accrued Certificate Interest, the Pass-Through Rate and the aggregate
     Principal Distribution Amount and the amounts of principal and interest distributed to the Certificateholders of each Class of Trust Certificates on such Distribution Date pursuant to Section 3.04;

          (iii) the aggregate amount of distributions on the Class [R]
     Certificate on such Distribution Date pursuant to Section 3.04, if any;

          (iv) the Certificate Principal Balance of the Class [A] Certificates
     after giving effect to distributions of principal of such Trust
     Certificates on such Distribution Date;

          (v) the Underlying Certificate Balance as of such Distribution Date, after giving effect to the distribution of principal made thereon and the amount of any Realized Losses with respect to the Underlying Certificates applied to reduce the Underlying Certificate Balance thereof on such
     Distribution Date; and

          (vi) the amount of any reductions in the Certificate Principal Balance of the Class [A] Certificates by the Class A Loss Amount.

     The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section 3.05 provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Certificate Administrator and the
Certificateholders regarding any such modification. In addition, the Certificate
Administrator shall provide to any manager of a trust fund consisting of some or all of the Trust Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Certificate Administrator at no additional expense to the Certificate Administrator.

                                       17

     (b) In addition, the Trustee promptly will furnish to Certificateholders copies of any notices, statements, reports or other communications including, without limitation, the Underlying Distribution Date Statements, received by the
Trustee as the Underlying Certificateholder.

     (c) Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Trust Certificate, other than a Class [R]
Certificate, a statement containing the information set forth in clause (a)(ii)
above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Certificate
Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate
Administrator pursuant to any requirements of the Code.

     (d) Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class [R] Certificate, a statement containing the applicable distribution information provided pursuant to this Section
3.05(a)(iii) aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class [R] Certificate. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the
Code.

     Section 3.06. Access to Certain Documentation and Information. The Trustee
shall provide to the Certificateholders access to the Trust Certificates and all reports, documents and records maintained by the Trustee in respect of its duties hereunder, such access being afforded without charge but only upon reasonable written request no less than two Business Days prior to such access and during normal business hours at offices designated by the Trustee.

     Section 3.07. Sale of Defective Assets. Upon the discovery by, or written notice to, the Company or the Trustee that the Underlying Certificates are not regular interests of the REMIC or that any other asset of the REMIC is not a permitted asset of the REMIC, the party discovering such fact shall give prompt written notice to the other party. The Trustee shall sell the Underlying
Certificates (or other asset, as the case may be) upon the terms and at the direction of the Company within 90 days of such discovery and any tax resulting therefrom not borne by the Trustee pursuant to Article V hereof shall be payable out of the Trust Fund.

     Section 3.08. Modification of Underlying Certificates. Notwithstanding any
contrary provision herein, the Trustee will not permit the modification of the
Underlying Certificates unless (a) such modification is in accordance with the
Pooling and Servicing Agreement and (b) the Trustee has received an Opinion of
Counsel (which shall not be an expense of the Trustee) that such modification would not endanger the status of the REMIC as a real estate mortgage investment conduit.

                                       18

     Section 3.09. Allocation of Class A Loss Amounts. Class A Loss Amounts will be allocated to the Trust Certificates on each Distribution Date on a pro rata basis in accordance with their respective Certificate Principal Balances.

     Section 3.10. Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the
Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. In the event the
Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholder pursuant to the terms of such requirements.

     Section 3.11. Annual Statement as to Compliance. The Certificate
Administrator will deliver to the Company and the Trustee on or before the earlier of (a) March 31 of each year, or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the
Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the
Commission, a servicer compliance certificate, signed by an authorized officer of the Certificate Administrator, as described in Item 1123 of Regulation AB, to the effect that:

     (i) A review of the Certificate Administrator's activities during the reporting period and of its performance under this Agreement has been made under such officer's supervision.

     (ii) To the best of such officer's knowledge, based on such review, the
Certificate Administrator has fulfilled all of its obligations under this
Agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Certificate Administrator shall use commercially reasonable efforts to obtain from all other parties participating in the servicing function any additional certifications required under Item 1123 of Regulation AB to the extent required to be included in a Report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Certificate
Administrator's duties hereunder if any such party fails to deliver such a certification.

     Section 3.12. Annual Independent Public Accountants' Servicing Report. On
or before the earlier of (a) March 31 of each year, or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report is required to be filed in accordance with the Exchange Act and the rules and regulations of the
Commission, the Certificate Administrator at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the
Trustee the attestation required under Item 1122(b) of Regulation AB.

                                       19

                                   ARTICLE IV

                             THE TRUST CERTIFICATES

     Section 4.01. The Trust Certificates. The Class [A] and Class [R]
Certificates shall be substantially in the forms set forth in Exhibits A and B, respectively, and shall, on original issue, be executed and delivered by the
Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee of the documents specified in Section 2.01. The Trust Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement hereto.

     The Trust Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Trust Certificate or did not hold such offices at the date of such Trust Certificates. No Trust Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Trust Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate
Registrar by manual signature, and such certificate upon any Trust Certificate shall be conclusive evidence, and the only evidence, that such Trust Certificate has been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

     The Class [A] Certificates shall initially be issued as one or more Trust
Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Trust Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such
Trust Certificates for the respective Certificate Owners with Ownership
Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of the Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such
Ownership Interests. All transfers by Certificate Owners of their respective
Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Trust Certificates for the respective Certificate Owners with Ownership
Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Trust Certificates through the book-entry facilities of the Depository and, except as provided below,

                                       20

shall not be entitled to Definitive Certificates in respect of such Ownership
Interests. All transfers by Certificate Owners of their respective Ownership
Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     The Trustee, the Certificate Administrator and the Company may for all
purposes (including the making of payments due on the respective Classes of
Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of
Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the
Depository Participants and brokerage firms representing such Certificate
Owners. Multiple requests and directions from, and votes of, the Depository as
Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

     If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as
Depository and (B) the Company is unable to locate a qualified successor or (ii)
the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners
requesting the same. Upon surrender to the Trustee of the Book-Entry
Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Certificate Administrator nor
the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this
Section 4.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Certificate Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     Section 4.02. Registration of Transfer and Exchange of Trust Certificates.
(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of this Section 4.02, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Trust
Certificates and of transfers and exchanges of Trust Certificates as herein provided. Upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees,

                                       21

one or more new Trust Certificates of a like Class and aggregate Percentage
Interest. In addition, the Trustee shall notify the Company of each transfer or exchange of the Trust Certificates.

     (b) At the option of the Certificateholders, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like
Class and aggregate Percentage Interest, upon surrender of the Trust
Certificates to be exchanged at any such office or agency. Whenever any Trust
Certificates are so surrendered for exchange the Trustee shall execute and the
Certificate Registrar shall authenticate and deliver the Trust Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Trust Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the
Holder thereof or his attorney duly authorized in writing.

     (c) (i) Each Person who has or who acquires any Ownership Interest in a
Class [R] Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions. The rights of each Person acquiring any Ownership Interest in a Class [R]
Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Class
     [R] Certificate shall be a United States Person and a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Class [R] Certificate to a United States Person, the Trustee shall require delivery to it, and shall not register the Transfer of any Class
     [R] Certificate until its receipt of, (I) an affidavit and agreement (a
     "Transfer Affidavit and Agreement" attached hereto as Exhibit C-1) from the proposed Transferee, representing and warranting, among other things, that it is a United States Person, that such Transferee is a Permitted
     Transferee, that it is not acquiring its Ownership Interest in the Class
     [R] Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class [R] Certificate, it
     will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.02(c) and agrees to be bound by them and
     (II) a certificate, attached hereto as Exhibit C-2, from the Holder wishing to transfer the Class [R] Certificate, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no
     Transfer of an Ownership Interest in a Class [R] Certificate to such proposed Transferee shall be effected.

                                       22

          (D) Each Person holding or acquiring any Ownership Interest in a Class
     [R] Certificate shall agree (x) to require a Transfer Affidavit and
     Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class [R] Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit C-2.

          (E) Each Person holding or acquiring an Ownership Interest in a Class
     [R] Certificate, by purchasing an Ownership Interest in such Trust
     Certificate, agrees to give the Trustee written notice that it is a
     "pass-through interest holder" within the meaning of Temporary Treasury
     Regulations 1.67-3T(a)(2)(A) immediately upon acquiring an Ownership
     Interest in a Class [R] Certificate, if it is, or is holding an Ownership
     Interest in a Class [R] Certificate on behalf of, a "pass through interest holder."

     (ii) The Trustee will register the Transfer of any Class [R] Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit C-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the
Class [R] Certificate to Non-United States Persons and Persons other than
Permitted Transferees are prohibited.

     (iii) The Trustee shall be under no liability to any Person for any registration of Transfer of a Class [R] Certificate that is in fact not permitted by this Section 4.02(c) or for making any payments due on such Trust
Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

     (iv) The Certificate Administrator, on behalf of the Trustee, shall make available all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest to any Person who is not a Permitted
Transferee, including the information regarding "excess inclusions" of such
Class [R] Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Sections 1.860D-1(b)(5)
and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable
compensation for providing such information may be required by the Certificate
Administrator.

     (v) The provisions of this Section 4.02(c) set forth prior to this clause
(v) may be modified, added or eliminated, provided that the following shall have been delivered to the Trustee:

          (A) a written notification from the Rating Agency to the effect that the modification, addition or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of the Trust
     Certificates; and

                                       23

          (B) subject to Section 9.01(f) hereof, an Opinion of Counsel, which shall not be an expense of the Trustee, to the effect that such modification, addition or absence of such provisions will not cause the
     Trust Fund to cease to qualify as a real estate mortgage investment conduit and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class [R] Certificate to a Person that is not a Permitted Transferee or (y) a Certificateholder or another Person to be subject to a real estate mortgage investment conduit related tax caused by the Transfer of a Class [R] Certificate to a Non-United States Person or a
     Person that is not a Permitted Transferee.

     (d) In the case of any Class [R] Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of
Counsel acceptable to and in form and substance satisfactory to the Trustee, the
Company and the Certificate Administrator to the effect that the purchase or holding of such Class [R] Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section
406 of ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the
Certificate Administrator to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Certificate Administrator or (B) the
prospective Transferee shall be required to provide the Trustee, the Company and the Certificate Administrator with a certification to the effect set forth in paragraph fifteen of Exhibit C-1, which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code a ("Plan"), or any Person
(including an investment manager, a named fiduciary or a trustee of any Plan)
who is using "plan assets" of any Plan to effect such acquisition, within the meaning of the Department of Labor regulation 29 C.F.R. Section 2510.3-101.

     (e) No service charge shall be made for any transfer or exchange of Trust
Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     (f) All Trust Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar in accordance with its customary procedures.

     Section 4.03. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If
(i) any mutilated Trust Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Trust Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Trust Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or

                                       24

stolen Trust Certificate, a new Trust Certificate of like tenor, Class and
Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Trust Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Trust
Certificate shall be found at any time.

     Section 4.04. Persons Deemed Owners. Prior to due presentation of a Trust
Certificate for registration of transfer, the Company, the Trustee, the
Certificate Registrar and any agent of the Company, the Trustee or the
Certificate Registrar may treat the Person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 3.04 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor
any agent of the Company, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

     Section 4.05. Exchange Act Reporting. (a) The Certificate Administrator
shall, on behalf of the Company and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the
Commission thereunder including, without limitation, reports on Form 10-K, Form
10-D and Form 8-K. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Certificate
Administrator (i) a list of Certificateholders as shown on the Certificate
Register as of the end of each calendar year, (ii) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (iii) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Company or the
Certificate Administrator, and (iv) notice of any failure of the Trustee to make any distribution to the Certificateholders. Neither the Certificate
Administrator nor the Trustee shall have any liability with respect to the
Certificate Administrator's failure to properly prepare or file such periodic reports resulting from or relating to the Certificate Administrator's inability or failure to obtain any information not resulting from the Certificate
Administrator's own negligence or willful misconduct.

     (b) Any Form 10-K filed with the Commission in connection with this Section
4.05 shall include, with respect to the Certificates relating to such 10-K:

          (i) A certification, signed by the senior officer in charge of the servicing functions of the Certificate Administrator, in the form required or permitted by the Commission (the "Form 10-K Certification"), in
     compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission.

          (ii) A report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to mortgage-backed securities transactions taken as a whole

                                       25

     involving the Certificate Administrator that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from other parties participating in the servicing function as required by relevant Commission regulations, as described in Item 1122(a) of Regulation AB. The Certificate Administrator
     shall obtain from all other parties participating in the servicing function any required certifications.

          (iii) With respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations, as described in Regulation 1122(b) of
     Regulation AB and Section 3.12.

          (iv) The servicer compliance certificate required to be delivered pursuant Section 3.12.

     (c) In connection with the Form 10-K Certification, the Trustee shall provide the Certificate Administrator with a back-up certification substantially in the form attached hereto as Exhibit F.

     (d) This Section 4.05 may be amended in accordance with this Agreement without the consent of the Certificateholders.

                                    ARTICLE V

                                   THE TRUSTEE

     Section 5.01. Duties of the Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the
Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement and, if applicable, the Pooling and Servicing Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this
Agreement or the Pooling and Servicing Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents or a satisfactory explanation regarding any such nonconformities.

     The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to this Agreement. The Trustee shall furnish in a timely fashion to the
Certificate Administrator such information as the Certificate Administrator may reasonably request from time to time for the Certificate Administrator to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of the REMIC as a real estate mortgage investment conduit under the REMIC Provisions and (subject to Section 9.01(f)
hereof) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent

                                       26

that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished by the Company to the Trustee and which on their face, do not contradict the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding
     Trust Certificate which evidence, as to such Class, Percentage Interests aggregating not less than [__]% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this
     Agreement;

          (iv) The Trustee shall not be charged with knowledge of any default under the Pooling and Servicing Agreement unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the
     Company or any Certificateholder; and

          (v) No provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to the REMIC after the Closing
Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

                                       27

     Section 5.02. Certain Matters Affecting the Trustee. (a) Except as
otherwise provided in Section 5.01:

          (i) The Trustee may request and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's
     Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any written advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or
     Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the
     Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this
     Agreement;

          (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by
     Holders of Trust Certificates of any Class evidencing, as to such Class,
     Percentage Interests aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Certificateholder requesting the investigation; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     (b) Following the issuance of the Trust Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel from the party seeking to contribute assets and at such party's expense to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a real estate mortgage investment conduit at any time that any Trust Certificates are outstanding or (subject to Section 9.01(f) hereof) (ii) cause the Trust Fund to be subject to any tax as a result of such

                                       28

contribution (including the imposition of any tax on "prohibited transactions"
of the Trust Fund imposed under Section 860F(a) of the Code).

     Section 5.03. Trustee Not Liable for Trust Certificates or Underlying
Certificates. The recitals contained herein and in the Trust Certificates (other than the execution of the Trust Certificates and relating to the acceptance and receipt of the Underlying Certificates) shall be taken as the statements of the
Company or the Certificate Administrator as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the
Trust Certificates (except that the Trust Certificates shall be duly and validly executed by it as Trustee and authenticated by it as Certificate Registrar) or of the Underlying Certificates of any related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Certificate Administrator of any of the Trust Certificates
or of the proceeds of such Trust Certificates, or for the use or application of any funds paid to the Company in respect of the Underlying Certificates deposited in or withdrawn from the Trust Certificate Account by the Company.

     Section 5.04. Trustee May Own Trust Certificates. The Trustee in its
individual or any other capacity may become the owner or pledgee of Trust
Certificates and may transact business with the Company and the parties to the
Pooling and Servicing Agreement with the same rights it would have if it were not Trustee.

     Section 5.05. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a banking corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.06.

     Section 5.06. Resignation and Removal of the Trustee. (a) The Trustee may
at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may appoint or may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.05 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or

                                       29

insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed
(i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the
Trustee for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause
(i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the
Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

     (c) The Holders of Class [A] Certificates entitled to at least 51% of the
Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 5.07.

     Section 5.07. Successor Trustee. (a) Any successor trustee appointed as provided in Section 5.06 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee the
Underlying Certificates and related documents and statements held by it hereunder, and the Company, the Certificate Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this
Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.05.

                                       30

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Trust Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 5.08. Merger or Consolidation of Trustee. Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the
Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporation trust business of the
Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 5.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the
Certificate Register.

     Section 5.09. Appointment of Co-Trustee or Separate Trustee. (a)
Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the
Trust Fund or property securing the same may at the time be located, the
Certificate Administrator and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the
Trustee, or separate trustee or separate trustees, of all or any part of the
Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 5.09, such powers, duties, obligations, rights and trusts as the
Certificate Administrator and the Trustee may consider necessary or desirable.
If the Certificate Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 5.05 hereunder and no notice to Holders of Trust
Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 5.07 hereof.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 5.09 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its

                                       31

instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 5.10. Appointment of Office or Agency. The Trustee will maintain an office or agency in the City of New York where Trust Certificates may be surrendered for registration of transfer or exchange, or presented for final distribution, and where the office of the Certificate Registrar is located. The
Trustee initially designates such office to be located at DTC Transfer Services,
55 Water Street, Jeanette Park Entrance, New York, New York 10041.

     Section 5.11. Certificate Administrator to Pay Trustee's Fees and Expenses;
Indemnification. (a) The Certificate Administrator covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Certificate
Administrator will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the
Trustee or any co-trustee in accordance with any of the provisions of this
Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 5.10) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     (b) The Certificate Administrator agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses)
of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

          (i) with respect to any such claim, the Trustee shall have given the
     Certificate Administrator written notice thereof promptly after the Trustee shall have actual knowledge thereof;

          (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Certificate Administrator in preparing such defense; and

                                       32

          (iii) notwithstanding anything in this Agreement to the contrary, the
     Certificate Administrator shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Certificate
     Administrator which consent shall not be unreasonably withheld.

     No termination of this Agreement shall affect the obligations created by this Section 5.11(b) of the Certificate Administrator to indemnify the Trustee under the conditions and to the extent set forth herein.

     Notwithstanding the foregoing, the indemnification provided by the
Certificate Administrator in this Section 5.11(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

     Section 5.12. Certain Actions Relating to Underlying Certificates. In the
event that there are any matters arising under the Pooling and Servicing
Agreement or the operative documents relating to transactions contemplated by the Pooling and Servicing Agreement which require the vote, consent or direction of the holders of the Underlying Certificates, the Trustee, as holder of the
Underlying Certificates, shall vote the Underlying Certificates in accordance with the written instructions received from the Certificateholders evidencing at least a majority of the Percentage Interest in the Trust Certificates. Any
Certificateholder that provides instructions to the Trustee pursuant to the preceding sentence shall also provide the Trustee and its officers, directors, agents and employees with an indemnity (which shall be satisfactory to the
Trustee) for any loss, liability or expense incurred by the Trustee that arises out of, or in connection with, such instructions. In the absence of any instruction from the Certificateholders, the Trustee will abstain from taking any action with respect to any matter described in the first sentence of this
Section 5.12. The Trustee shall forward to each Certificateholder copies of any communications received regarding matters that require action by holders of the
Underlying Certificates.

     Section 5.13. U.S.A. Patriot Act Compliance. In order for it to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information from the other parties hereto, including but not limited to such parties' name, address and other identifying information.

                                   ARTICLE VI

                                   TERMINATION

     Section 6.01. Termination. (a) Subject to Section 6.02, the respective obligations and responsibilities of the Company, the Certificate Administrator
and the Trustee created hereby with respect to the Trust Certificates (other than the obligation to make certain payments and to send certain notices to
Certificateholders as hereinafter set forth) shall terminate immediately upon the occurrence of the last action required to be taken by the Trustee on the
Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P.

                                       33

Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     (b) Upon presentation and surrender of the Trust Certificates by the
Certificateholders on the Termination Date, the Trustee shall distribute to the
Certificateholders the amounts otherwise distributable on such Distribution Date pursuant to Section 3.04(a). Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Trust
Certificates shall be set aside and held in trust for the account of the appropriate non tendering Certificateholders, whereupon the Trust Fund shall terminate, and such funds shall not be invested. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to this Section
6.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate
Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Trustee shall so notify the Company who shall upon receipt of such notice, directly or through an agent, take reasonable steps to contact the remaining Certificateholders concerning surrender of their
Trust Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.
If within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Company all amounts distributable to the Holders thereof and the Company shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such
Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 6.01.

     Section 6.02. Additional Termination Requirements. (a) Within 90 days prior to the anticipated Termination Date, the Certificate Administrator shall adopt and the Certificate Administrator shall sign a plan of complete liquidation of the Trust Fund meeting the requirements of Section 860F(a)(4)(A) of the Code pursuant to which the Trustee shall sell or otherwise dispose of all the remaining assets of the Trust Fund, unless the Trustee and the Certificate
Administrator has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 6.02(a) will not (i) result in the imposition of taxes on "prohibited transactions" of the
Trust Fund as described in Section 860F of the Code, or (subject to Section
9.01(f) hereof) (ii) cause the Trust Fund to fail to qualify as a real estate mortgage investment conduit at any time that any Trust Certificate is outstanding.

     (b) Each Holder of a Trust Certificate hereby irrevocably approves and appoints the Certificate Administrator as its attorney-in-fact for the purposes of, adoption of the plan of complete liquidation in accordance with the terms and conditions of this Agreement.

                                   ARTICLE VII

                  THE COMPANY AND THE CERTIFICATE ADMINISTRATOR

     Section 7.01. Liability of the Company. The Company and the Certificate
Administrator shall each be liable in accordance herewith only to the extent of the obligations

                                       34

specifically and respectively imposed upon and undertaken by the Company and the
Certificate Administrator herein.

     Section 7.02. Merger, Consolidation or Conversion of the Company. (a) The
Company and the Certificate Administrator will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Trust Certificates, the Underlying
Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     (b) Any Person into which the Company or the Certificate Administrator may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Certificate Administrator shall be a party, or any Person succeeding to the business of the Company or the
Certificate Administrator, shall be the successor of the Company or the
Certificate Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that each Rating Agency's ratings, if any, of the Trust Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

     (c) Notwithstanding anything else in this Section 7.02 and Section 7.04 to the contrary, the Certificate Administrator may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall execute and deliver to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Certificate Administrator under this Agreement;
provided further that each Rating Agency's rating of the Classes of Trust
Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each
Rating Agency). In the case of any such assignment and delegation, the
Certificate Administrator shall be released from its obligations under this
Agreement, except that the Certificate Administrator shall remain liable for all liabilities and obligations incurred by it as Certificate Administrator hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

     Section 7.03. Limitation on Liability of the Company and Others. (a)
Neither the Company, the Certificate Administrator nor any of the directors, officers, employees or agents of the Company or the Certificate Administrator shall be under any liability to the Trust Fund or the Certificateholders for any
action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Certificate Administrator or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                                       35

The Company, the Certificate Administrator and any director, officer, employee or agent of the Company or the Certificate Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any
Person respecting any matters arising hereunder. The Company, the Certificate
Administrator and any director, officer, employee or agent of the Company or the
Certificate Administrator shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Trust Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage
Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder and the Company and the Certificate
Administrator shall be entitled to be reimbursed therefor out of amounts attributable to the Underlying Certificates on deposit in the Trust Certificate
Account as provided by Section 3.03 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment
Interest Shortfall.

     (b) Neither the Company nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the
Certificate Administrator may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the
Trust Fund, and the Company and the Certificate Administrator shall be entitled to be reimbursed therefor out of amounts attributable to the Underlying
Certificates on deposit in the Trust Certificate Account as provided by Section
3.03 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the
Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

     Section 7.04. Company and Certificate Administrator Not to Resign. Subject
to the provisions of Section 7.02, neither the Company nor the Certificate
Administrator shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Certificate Administrator shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Certificate Administrator shall become effective until the
Trustee or a successor certificate administrator shall have assumed the
Certificate Administrator's responsibilities and obligations hereunder.

     Section 7.05. Successor Certificate Administrator. In the event that the
Master Servicer is removed or replaced in accordance with the terms of the
Pooling and Servicing Agreement, the Trustee shall become the successor certificate administrator hereunder. The Certificate

                                       36

Administrator agrees to cooperate with the Trustee in effecting the termination of the Certificate Administrator's responsibilities and rights hereunder. No such termination shall release the Certificate Administrator for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

     Section 7.06. Representation and Warranty of Company. Immediately prior to the conveyance of the Underlying Certificates to the Trustee pursuant to Section
2.01, the Company had good title to, and was the sole owner of, the Underlying
Certificates free and clear of any pledge, lien, encumbrance or security interest and such conveyance validly transfers ownership of the Underlying
Certificates to the Trustee free and clear of any pledge, lien, encumbrance or security interest.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 8.01. Amendment. (a) This Agreement may be amended from time to time by the Certificate Administrator, the Company and the Trustee, without the consent of any of the Certificateholders:

          (i) to cure any ambiguity,

          (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

          (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a real estate mortgage investment conduit at all times that any Trust Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any
     Certificateholder,

          (iv) to change the timing and/or nature of deposits into the Trust
     Certificate Account, provided that (A) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (B) such change shall not adversely affect the then-current rating of the Trust Certificates, as evidenced by a letter from each Rating Agency then rating the Trust Certificates to such effect,

          (v) to modify, eliminate or add to the provisions of Section 4.02(c)
     or any other provision hereof restricting transfer of the Class [R]
     Certificate by virtue of their being the "residual interest" in the REMIC, provided that (A) such change shall not adversely affect the then current ratings of the Trust Certificates, as evidenced by a letter from the Rating
     Agency to such effect, and (B) such change shall not, as evidenced by an
     Opinion of Counsel, cause either the Trust Fund or any of the
     Certificateholders (other

                                       37

     than the transferor) to be subject to a tax caused by a transfer to a
     Non-United States Person or a Person that is not a Permitted Transferee, or

          (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     (b) This Agreement may also be amended from time to time by the Certificate
Administrator, the Company and the Trustee with the consent of the Holders of
Trust Certificates evidencing in the aggregate not less than 66% of the
Percentage Interests of each Class of Trust Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Trust Certificates of such Class; provided, however, that no such amendment shall:

          (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Trust Certificate without the consent of the Holder of such Trust Certificate, or

          (ii) reduce the aforesaid percentage of Trust Certificates of any
     Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Trust
     Certificates of such Class then outstanding.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Company or the Trustee in accordance with such amendment will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a real estate mortgage investment conduit at any time that any Trust Certificate is outstanding.

     (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each
Certificateholder. It shall not be necessary for the consent of
Certificateholders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 8.02. Counterparts. For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 8.03. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any

                                       38

action or proceeding in any court for a partition or winding up of the Trust
Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust
Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any
Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of a default by the Company or the
Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Trust
Certificates entitled to at least 33% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 8.04. Governing Law. This Agreement and the Trust Certificates
shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 8.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, Stanwich Asset Acceptance Company, L.L.C., Seven Greenwich
Office Park, 599 West Putnam Ave., Greenwich, Connecticut 06830, Attention:
President, or such other address as may hereafter be furnished to the Trustee and the Certificate Administrator in writing by the Company, (b) in the case of the Certificate Administrator, [____________], Attention: [____________] or such other address as may hereafter be furnished to the Trustee and the Company in writing by the Certificate Administrator, (c) in the case of the Trustee (i) for the purposes of Section 5.10 hereof, c/o [____________], and (ii) for all other purposes, [____________], Attention: [____________] or such other address as may hereafter be furnished to the Company and the Certificate Administrator in
writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, 34th
Floor, New York, New York 10004, and (e) in the case of S&P, 55 Water Street,
New York, New York 10041. Any notice required or permitted to be mailed to a
Certificateholder shall be given by first-class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be

                                       39

conclusively presumed to have been duly given, whether or not the
Certificateholder receives such notice.

     Section 8.06. Notices to the Rating Agencies. The Company or the Trustee,
as applicable, shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clauses (a), (b), (d), (e) or (f) below or provide a copy to the Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clause (c)
below:

     (a) a material change or amendment to this Agreement,

     (b) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

     (c) the statement required to be delivered to the Holders of each Class of
Trust Certificates pursuant to Section 3.05,

     (d) a change in the location of the Trust Certificate Account,

     (e) the occurrence of the final Distribution Date, and

     (f) the repurchase of the Underlying Certificates.

     Section 8.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Trust
Certificates or the rights of the Holders thereof.

     Section 8.08. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

     Section 8.09. Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                                   ARTICLE IX

                                REMIC PROVISIONS

     Section 9.01. REMIC Administration. (a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in this Agreement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Trust Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular

                                       40

interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 9.03. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code)
in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

     (b) The Closing Date is hereby designated as the "startup day" of the Trust
Fund within the meaning of Section 860G(a)(9) of the Code.

     (c) The REMIC Administrator shall hold a Class [R] Certificate representing a 0.01% Percentage Interest of the Class [R] Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the
REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Underlying Certificates on deposit in the Trust Certificate
Account as provided by Section 3.03 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as
REMIC Administrator and shall be paid reasonable compensation not to exceed
$[___] per year by any successor Master Servicer hereunder for so acting as the
REMIC Administrator.

     (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Certificate Administrator shall promptly provide the
REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

     (e) The REMIC Administrator shall provide (i) to any Transferor of a Class
[R] Certificate such information as is necessary for the application of any tax relating to the transfer of a Class [R] Certificate to any Person who is not a
Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

                                       41

     (f) The Certificate Administrator and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Certificate Administrator's or the REMIC
Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions (and the Trustee shall assist the Certificate Administrator and the REMIC Administrator, to the extent reasonably requested by the Certificate Administrator and the REMIC
Administrator to do so). The Certificate Administrator and the REMIC
Administrator shall not knowingly or intentionally take any action, cause the
Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC
Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC created hereunder as a real estate mortgage investment conduit or (ii) result in the imposition of a tax upon the any REMIC created hereunder (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a real estate mortgage investment conduit set forth in Section
860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event")
unless the Certificate Administrator or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Certificate
Administrator or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the
Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Certificate Administrator, the REMIC Administrator or the
Trustee) to the effect that the contemplated action will not, with respect to the each REMIC created hereunder, endanger such status or, unless the
Certificate Administrator, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder)
as to which the Certificate Administrator or the REMIC Administrator, as
applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this
Agreement, the Trustee will consult with the Certificate Administrator or the
REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Certificate
Administrator or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Certificate Administrator or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of the same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the

                                       42

expense of the Certificate Administrator or the REMIC Administrator. At all
times as may be required by the Code, the Certificate Administrator will to the extent within its control and scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and
"permitted investments" as defined under Section 860G(a)(5) of the Code.

     (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on
"net income from foreclosure property" of any such REMIC as defined in Section
860G(c) of the Code, on any contributions to any such REMIC after the Startup
Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under this Agreement or the Certificate Administrator has in its sole discretion determined to indemnify the Trust Fund against such tax,
(ii) to the Trustee, if such tax arises out of or results from a breach by the
Trustee of any of its obligations under this Article III, (iii) to the REMIC
Administrator, if in its sole discretion it has determined to indemnify the
Trust Fund for such tax; or (iv) otherwise against amounts on deposit in the
Trust Certificate Account as provided hereunder and on the Distribution Date(s)
following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

     (h) The Trustee and the Certificate Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC
Provisions.

     (i) Following the startup day for the REMIC, neither the Certificate
Administrator nor the Trustee shall accept any contributions of assets to the
REMIC unless (subject to Section 9.01(f) hereof) the Certificate Administrator and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a real estate mortgage investment conduit at any time that any Trust Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (j) Neither the Certificate Administrator nor the Trustee shall (subject to
Section 9.01(f) hereof) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section
860G(a)(3) of the Code or "permitted investments" as defined in Section
860G(a)(5) of the Code.

     (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury
Regulations, the "latest possible maturity date" by which the Certificate
Principal Balance of each Class of Trust Certificates representing a regular interest in the REMIC would be reduced to zero is the Maturity Date.

                                       43

     (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information
Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of
Collateralized Debt Obligations" for each REMIC created hereunder.

     (m) Neither the Certificate Administrator nor the Trustee shall (i) sell, dispose of or substitute for the Underlying Certificates (except in connection with (A) the default, imminent default or foreclosure of the Underlying
Certificates, (B) the bankruptcy of any REMIC created hereunderor (C) the termination of the trust fund relating to the Underlying Certificates pursuant to Article IX of the Pooling and Servicing Agreement), (ii) acquire any assets for any such REMIC, (iii) sell or dispose of any investments in the Trust
Certificate Account for gain nor accept any contributions to the REMIC after the
Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or (b) unless the Certificate Administrator has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or
"contributions" pursuant to the REMIC Provisions.

     Section 9.02. Certificate Administrator, REMIC Administrator and Trustee
Indemnification. (a) The Trustee agrees to indemnify the Trust Fund, the
Company, the REMIC Administrator and the Certificate Administrator for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Certificate Administrator,
as a result of a breach of the Trustee's covenants set forth in Article V or this Article IX.

     (b) The REMIC Administrator agrees to indemnify the Trust Fund, the
Company, the Certificate Administrator and the Trustee for any taxes and costs
(including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Certificate Administrator or the
Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in Article IX and this Article III with respect to compliance with the
REMIC Provisions, including without limitation, any penalties arising from the
Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Certificate Administrator
in which case Section 9.02(c) will apply.

     (c) The Certificate Administrator agrees to indemnify the Trust Fund, the
Company, the REMIC Administrator and the Trustee for any taxes and costs
(including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee,
as a result of a breach of the Certificate Administrator's covenants set forth in Article IX and this Article III with respect to compliance with the REMIC
Provisions, including without limitation, any penalties arising from the
Trustee's execution of Tax Returns prepared by the Certificate Administrator that contain errors or omissions.

     Section 9.03. Designation of REMICs. (a) The REMIC Administrator shall make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage
Loans) as a REMIC ("REMIC").

                                       44

     (b) The Class [A] Certificates will be "regular interests" in the REMIC , and the Class [R] Certificates will be the sole class of "residual interests"
therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

     Section 9.04. [Reserved]

     Section 9.05. Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. In the event the
Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any
Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such
Certificateholder pursuant to the terms of such requirements.

                                    ARTICLE X

                          COMPLIANCE WITH REGULATION AB

     Section 10.01. Intent of the Parties; Reasonableness. The Company, the
Trustee and the Certificate Administrator acknowledge and agree that the purpose of this Article X is to facilitate compliance by the Company with the provisions of Regulation AB and related rules and regulations of the Commission. The
Company shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act.
Each of the Certificate Administrator and the Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Company in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. Each of the Certificate Administrator
and the Trustee shall cooperate fully with the Company to deliver to the Company
(including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Company to permit the Company or such Company to comply with the provisions of Regulation AB, together with such disclosures relating to the Certificate Administrator, the Trustee and the Mortgage Loans, or the
servicing of the Mortgage Loans, reasonably believed by the Company to be necessary in order to effect such compliance.

     Section 10.02. Additional Representations and Warranties of the Trustee.

          (a) The Trustee shall be deemed to represent to the Company as of the date on which information is first provided to the Company under Section 10.03 that, except as disclosed in writing to the Company prior to such date: (i) it is not aware and has not received notice that

                                       45

any default, early amortization or other performance triggering event has occurred as to any other Securitization Transaction due to any act or failure to act of the Trustee; (ii) it has not been terminated as trustee in a securitization of mortgage loans; (iii) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its trustee obligations under this Agreement or any other Securitization
Transaction; (iv) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (v) there are no affiliations, relationships or transactions relating to the Trustee with respect to the Company or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the
Securitization Transaction contemplated by the Agreement (the "Transaction
Parties").

     (b) If so requested by the Company on any date following the date on which information is first provided to the Company under Section 10.03, the Trustee shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request or such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

     Section 10.03. Information to Be Provided by the Trustee.

          (a) If so requested by the Company for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of
Certificates, the Trustee shall (i) notify the Company in writing of (A) any material litigation or governmental proceedings pending against the Trustee and
(B) any affiliations or relationships that develop following the Closing Date between the Trustee and any Transaction Party, and (ii) provide to the Company a written description of such proceedings, affiliations or relationships.

          (b) In addition to such information as the Trustee is obligated to provide pursuant to other provisions of this Agreement, if so requested by the
Company , the Trustee shall provide such information reasonably available to the
Trustee regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

     Section 10.04. Report on Assessment of Compliance and Attestation.

          On or before March 15 of each calendar year, the Trustee shall:

          (a) deliver to the Company a report (in form and substance reasonably satisfactory to the Company) regarding the Trustee's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of
Regulation AB. Such report shall be addressed to the Company and signed by an authorized officer of the Trustee, and shall address each of the Servicing
Criteria specified on a certification substantially in the form of Exhibit G hereto; and

          (b) deliver to the Company a report of a registered public accounting firm reasonably acceptable to the Company that attests to, and reports on, the assessment of

                                       46

compliance made by the Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and
2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

     Section 10.05. Indemnification; Remedies.

          (a) The Trustee shall indemnify the Company, each affiliate of the
Company, the Certificate Administrator and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each
Person who controls any of such parties (within the meaning of Section 15 of the
Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

               (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants'
letter or other material provided under this Article X by or on behalf of the
Trustee (collectively, the "Trustee Information"), or (B) the omission or alleged omission to state in the Trustee Information a material fact required to be stated in the Trustee Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Trustee Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Trustee Information or any portion thereof is presented together with or separately from such other information;

               (ii) any failure by the Trustee to deliver any information, report, certification, accountants' letter or other material when and as required under this Article X; or

               (iii) any breach by the Trustee of a representation or warranty set forth in Section 10.02(a) or in a writing furnished pursuant to Section
10.02(b).

          (b) In the case of any failure of performance described in clause (ii)
of this Section, the Trustee shall promptly reimburse the Company for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Trustee.

                                       47

     IN WITNESS WHEREOF, the Company, the Certificate Administrator and the
Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, if required, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                       STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.
                                       as Company

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       [                                      ],
                                       as Certificate Administrator

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       [                           ], as Trustee

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       48

                           FORM OF CLASS A CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY
TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

                                       A-1

Certificate No. 1                                  [  ]% Pass-Through Rate
Class [A]-[___] Senior

Date of Trust Agreement: [_____, __, 20__]         Percentage Interest:  [___]%

Certificate Administrator:                         Aggregate Initial Certificate Principal Balance of the
[____________]                                     Class [A]-[__] Certificates: $[_________]

First Distribution Date: [____________]            Initial Certificate Principal Balance of this
                                                   Certificate: $[__________]
Assumed Final Distribution Date:                   CUSIP:
[____________]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                SERIES 20[__-__]

     Evidencing a percentage interest in the distributions allocable to the
     Class [A]-[__] Certificates with respect to a Trust Fund consisting primarily of senior classes of mortgage pass-through certificates issued by a trust established by Stanwich Asset Acceptance Company, L.L.C.

     This Certificate is payable solely from the assets of the Trust Fund (as defined in the Agreement referred to below), and does not represent an obligation of or interest in Stanwich Asset Acceptance Company, L.L.C., the
Certificate Administrator, the Trustee referred to below or Carrington
Securities, LP or any of their affiliates. Neither this Certificate nor the
Underlying Certificates (as defined below) are guaranteed or insured by any governmental agency or instrumentality or by Stanwich Asset Acceptance Company,
L.L.C. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below), the Certificate Administrator, the Trustee or Carrington Securities, LP or any of their affiliates. Neither the
Company, the Certificate Administrator, Carrington Securities, LP nor any of
their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on this Certificate.

     This certifies that CEDE & CO. is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate Principal Balance of this Certificate by the aggregate Initial
Certificate Principal Balance of all Class [A] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a portion of the Carrington Mortgage Loan Trust
Series 2006-NC1 Asset-Backed Pass-Through Certificates, Class A-[_], the
"Underlying Certificates"). The Trust Fund was created pursuant to the Trust
Agreement dated as specified above (the "Agreement") among the Company, the
Certificate Administrator and [________], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                       A-2

     Pursuant to the terms of the Agreement, a distribution will be made on the
25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from Available Funds in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [A] Certificates on such Distribution Date.

     Distributions on this Certificate will be made by the Certificate
Administrator acting on behalf of the Trustee (by wire transfer or otherwise)
for the account of the Person entitled thereto if such Person shall have so notified the Certificate Administrator, or by check mailed to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Class A Loss Amounts allocable hereto.

     This Certificate is one of a duly authorized issue of certificates issued in several Classes designated as Mortgage Trust Certificates of the Series specified hereon.

     The Trust Certificates are limited in right of payment to certain distributions made to the Underlying Certificates, all as more specifically set forth herein and in the Agreement.

     As provided in the Agreement, withdrawals from the Trust Certificate
Account created for the benefit of Certificateholders may be made by the
Certificate Administrator from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement of certain expenses incurred by the Certificate Administrator, the
Company or the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Certificate Administrator and the Trustee and the rights of the
Certificateholders under the Agreement at any time by the Company, the
Certificate Administrator and the Trustee with the consent of the Holders of
Certificates evidencing in the aggregate not less than 66% of the Percentage
Interests of each Class of Trust Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Trust Certificates.

                                       A-3

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the
Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust
Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

     The Trust Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Trust
Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Certificate Administrator, the Trustee and the Certificate
Registrar and any agent of the Company, the Certificate Administrator, the
Trustee or the Certificate Registrar may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and neither the
Company, the Certificate Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to
Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject to the
Underlying Certificates or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the trust fund relating to the Underlying
Certificates of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the
Underlying Certificates. The Pooling and Servicing Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Pooling and Servicing Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the 20[__-___] Certificates from the holders thereof;
provided, that any such option may only be exercised if the Pool Stated
Principal Balance (as defined in the Pooling and Servicing Agreement) of the
Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal
Balance (as defined in the Pooling and Servicing Agreement) of the Mortgage
Loans.

                                       A-4

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                       A-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [_____, __, 20__]

                                             [_____________________], as Trustee

                                             By:
                                                 -------------------------------
                                                       Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is the Class [A] Certificates referred to in the within-mentioned
Agreement.

                                             [_____________________], as
                                             Certificate Registrar

                                             By:
                                                 -------------------------------
                                                       Authorized Signatory

                                       A-6

                                                                       EXHIBIT B

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage
Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such
Certificate to the following address:

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________ for the
account of ________________________________ account number
________________________________, or, if mailed by check, to
______________________________________________________________________________.

Applicable statements should be mailed to
______________________________________________________________________________.

     This information is provided by _________________________, the assignee named above, or ____________________________________ as its agent.

                                                                       EXHIBIT B

                           FORM OF CLASS R CERTIFICATE

     THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES
PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE
TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 4.02(d) OF THE
AGREEMENT OR AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE
SATISFACTORY TO THE CERTIFICATE ADMINISTRATOR, THE COMPANY AND THE TRUSTEE TO
THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED
TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE
PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE
ADMINISTRATOR, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY
(INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE)
IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL
NOT BE AN EXPENSE OF THE CERTIFICATE ADMINISTRATE, THE COMPANY OR THE TRUSTEE.

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE
ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE
ADMINISTRATOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED
STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED
STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN
INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO
TAX AND EXCEPT FOR THE FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT
SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL
ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C)
ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION
521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE
UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE
CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS
TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER
SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B), (C),

                                       B-1

(D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN
AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO
IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES
CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE
PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE
REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A
DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH
REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND
SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE
HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE
SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. [___]                               [___]% Pass-Through Rate
Class [R]-[ ] Senior

Date of Trust Agreement:  [_____] [__], 20[__]      Percentage Interest:  [___]%

Certificate Administrator:                          Aggregate Initial Certificate Principal Balance of the
[____________]                                      Class [R] Certificates: $[___]

First Distribution Date:  [________]                Initial Certificate Principal Balance of this
                                                    Certificate: $[__________]

Assumed Final Distribution Date:                    CUSIP:
[_____]

                                       B-2

                                                                       EXHIBIT B

     Carrington Mortgage Loan Trust, Series 20[__-__] Asset-Backed Pass-Through
Certificates, evidencing a percentage interest in any distributions allocable to the Class [R] Certificates with respect to the Trust Fund consisting primarily of senior classes of mortgage pass-through certificates issued by a trust established by Stanwich Asset Acceptance Company, L.L.C..

     This Certificate is payable solely from the assets of the Trust Fund (as defined in the Agreement referred to below), and does not represent an obligation of or interest in Stanwich Asset Acceptance Company, L.L.C., the
Certificate Administrator, the Trustee referred to below or Carrington
Securities, LP or any of their affiliates. Neither this Certificate nor the
Underlying Certificates (as defined below) are guaranteed or insured by any governmental agency or instrumentality or by Stanwich Asset Acceptance Company,
L.L.C. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below), the Certificate Administrator, the Trustee or Carrington Securities, LP or any of their affiliates. Neither the
Company, the Certificate Administrator, Carrington Securities, LP nor any of
their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on this Certificate.

     This certifies that [_________________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the
Initial Certificate Principal Balance of this Certificate by the aggregate
Initial Certificate Principal Balance of all Class [R] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of the Carrington Mortgage Loan Trust, Series 20[__-__]
Asset-Backed Pass-Through Certificates, Class [A] and Class [R] (collectively, the "Underlying Certificates"). The Trust Fund was created pursuant to the Trust
Agreement dated as specified above (the "Agreement") among the Company, the
Certificate Administrator and [________], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the
25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Funds in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R] Certificates on such Distribution Date.

     Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a
United States Person and a Permitted Transferee, (ii) the transfer of any
Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a
United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership

                                       B-3

Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted
Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Class A Loss Amounts allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this
Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

     No transfer of this Class [R] Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Certificate
Administrator to the effect that the purchase or holding of such Class [R]
Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, or Section
4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Certificate Administrator to
any obligation or liability (including obligations or liabilities under ERISA or
Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Certificate Administrator or (ii) a representation letter, in the form as described in Section 4.02(d) of the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any Person
(including an investment manager, a named fiduciary or a trustee of any Plan)
who is using "plan assets" of any Plan to effect such acquisition, within the meaning of the Department of Labor regulation 29 C.F.R. 2510.3-101.

     This Certificate is one of a duly authorized issue of the certificates issued in several Classes designated as Mortgage Trust Certificates of the
Series specified hereon.

     The Trust Certificates are limited in right of payment to certain distributions made to the Underlying Certificates.

     As provided in the Agreement, withdrawals from the Trust Certificate
Account created for the benefit of Certificateholders may be made by the
Certificate Administrator from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement of certain expenses incurred by the Certificate Administrator, the
Company or the Trustee.

                                       B-4

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Certificate Administrator and the Trustee and the rights of the
Certificateholders under the Agreement at any time by the Company, the
Certificate Administrator and the Trustee with the consent of the Holders of
Certificates evidencing in the aggregate not less than 66% of the Percentage
Interests of each Class of Trust Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Trust Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the
Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust
Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

     The Trust Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Trust
Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Certificate Administrator, the Trustee and the Certificate
Registrar and any agent of the Company, the Certificate Administrator, the
Trustee or the Certificate Registrar may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and neither the
Company, the Certificate Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to
Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject to the
Underlying Certificates or the disposition of all property acquired upon foreclosure or deed in

                                       B-5

lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer from the trust fund relating to the Underlying Certificates of all remaining Mortgage Loans and all property acquired in respect of such Mortgage
Loans, thereby effecting early retirement of the Underlying Certificates. The
Pooling and Servicing Agreement permits, but does not require, the Master
Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage
Loan or (ii) purchase in whole, but not in part, all of the Carrington Mortgage
Loan Trust, Series 20[__-__] Asset-Backed Pass-Through Certificates from the holders thereof; provided, that any such option may only be exercised if the
Pool Stated Principal Balance (as defined in the Pooling and Servicing
Agreement) of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the
Cut-off Date Principal Balance (as defined in the Pooling and Servicing
Agreement) of the Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                       B-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  [_____] [__], 20[__]

                                         [_________________________], as Trustee

                                         By:
                                             -----------------------------------
                                                    Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is the Class [R] Certificates referred to in the within-mentioned
Agreement.

                                         [_________________________], as
                                         Certificate Registrar

                                         By:
                                             -----------------------------------
                                                    Authorized Signatory

                                       B-7

                                                                       EXHIBIT B

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage
Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such
Certificate to the following address:

Dated:
                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________for the account of
_______________________ account number __________________________________, or, if mailed by check, to _______________________________________________________.

Applicable statements should be mailed to
_______________________________________________________________________________.

     This information is provided by _______________________________________, the assignee named above, or ________________________________ as its agent.

                                                                     EXHIBIT C-1

                        TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF        )
                ) ss.
COUNTY OF       )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Carrington Mortgage Loan Trust, Series 20[__-__] Asset-Backed
Pass-Through Certificates, Class [R] (the "Owner")), a [savings institution]
[corporation] duly organized and existing under the laws of [the State of ] [the
United States], on behalf of which he makes this affidavit and agreement.

     2. That the Owner (i) is not and will not be a "disqualified organization"
or an electing large partnership as of [date of transfer] within the meaning of
Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R] Certificates, and (iii) is acquiring the Class [R] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

     3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class [R] Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class [R]
Certificates after March 31, 1988; (ii) that such tax would be on the transferor
(or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                                       C-1

     4. That the Owner is aware of the tax imposed on a "pass-through entity"
holding Class [R] Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Owner is either (i) a citizen or resident of the United States, (ii)
a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of
Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section
7701(a)(30)(E) of the Code.

     6. The Owner hereby agrees that it will not cause income from the Class [R]
Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

     7. That the Owner is aware that the Trustee will not register the transfer of any Class [R] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

     8. That the Owner has reviewed the restrictions set forth on the face of the Class [R] Certificates and the provisions of Section 4.02(c) of the Trust
Agreement under which the Class [R] Certificates were issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

     9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

     10. The Owner's Taxpayer Identification Number is .

     11. This affidavit and agreement relates only to the Class [R] Certificates held by the Owner and not to any other holder of the Class [R] Certificates. The
Owner understands that the liabilities described herein relate only to the Class
[R] Certificates.

     12. That no purpose of the Owner relating to the transfer of any of the
Class [R] Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as Annex 1.

                                      C-1-2

     13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the
Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R]
Certificate that the Owner intends to pay taxes associated with holding such
Class [R] Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R]
Certificate.

     14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the
Class [R] Certificates remain outstanding.

     15. The Owner is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code
(a "Plan"), or an investment manager, named fiduciary or a trustee of any Plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                                      C-1-3

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its
[Assistant] Secretary, this day of , 200 .

                                            [NAME OF OWNER]

                                            By:
                                                --------------------------------
                                                [Name of Officer]
                                                [Title of Officer]

[Corporate Seal]

ATTEST:

------------------------------
    [Assistant] Secretary

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

     Subscribed and sworn before me this day of , 200__.

                                       -----------------------------------------
                                                     NOTARY PUBLIC

                                       COUNTY OF _________________________

                                       STATE OF __________________________

                                       My Commission expires the day of , 200__.

                                      C-1-4

                                                          ANNEX 1 TO EXHIBIT C-1

                           DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]

RIN 1545-AW98

Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.

Applicability Date: For dates of applicability, see Sec. 1.860E-(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a
toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act.
------------------------

     The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of
Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number
1545-1675.

     The collection of information in this regulation is in Sec.
1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation.

     The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

     Comments on the collection of information should be sent to the Office of
Management and Budget, Attn: Desk Officer for the Department of the Treasury,
Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer,
W:CAR:MP:FP:S, Washington, DC 20224. Comments on

                                 Annex to C-1-1

the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:

          Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

          The accuracy of the estimated burden associated with the collection of information (see below);

          How the quality, utility, and clarity of the information to be collected may be enhanced;

          How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and

          Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

     An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

     The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background
----------

     This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic
REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

     Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to [[Page 47452]] enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the
REMIC's taxable income.

                                      C-1-2

     Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied: (1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

     The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65
FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the
REMIC generates losses.

     The notice of proposed rulemaking also contained rules for FASITs.

     Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations. In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two-prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

     Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1),
(b), (e) and 860G(b) of the Code.

                                      C-1-3

     The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S.
taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

     Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section
1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

     Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a change from the proposed regulation and Rev. Proc. 2001-12. In those publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d)
compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev.
Proc. 2001-12 for transfers occurring before August 19, 2002.

     It is anticipated that when final regulations are adopted with respect to
[[Page 47453]] FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

                                      C-1-4

Effect on Other Documents
-------------------------

     Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses
----------------

     It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility
Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections
553(b) and 553(d) of the Administrative Procedure Act (5U.S.C. chapter 5) do not apply to these regulations.

Drafting Information
--------------------

     The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects
----------------

26 CFR Part 1

     Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

     Reporting and record keeping requirements.

     Adoption of Amendments to the Regulations

     Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

     Paragraph 1. The authority citation for part 1 continues to read in part as follows:

     Authority: 26 U.S.C. 7805 * * *

                                      C-1-5

                                                                     EXHIBIT C-2

                         Form of Transferor Certificate

                                                        _______________ __, 2___

Stanwich Asset Acceptance Company, L.L.C.
Seven Greenwich Office Park,
599 West Putnam Ave., Greenwich,
Connecticut 06830

[NAME OF CERTIFICATE ADMINISTRATOR]
[____________________]
[____________________]

[NAME OF TRUSTEE]
[____________________]
[____________________]

     Re:  Mortgage Pass-Through Certificates Series 20[__-__],
          Class [R] Certificates
          ----------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ________
(the "Seller") to (the "Purchaser") of a % Percentage Interest in Carrington
Mortgage Loan Trust, Series 20[__-__] Asset-Backed Pass-Through Certificates,
Class [R] (the "Certificates"), pursuant to Section 4.02 of the Trust Agreement
(the "Trust Agreement"), dated as of [_____, __, 20__] among Stanwich Asset
Acceptance Company, L.L.C., as depositor (the "Company"), [_________], as certificate administrator (the "Certificate Administrator") and [________], as
trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

     1. No purpose of the Seller relating to transfer of the Certificate by the
Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

     2. The Seller understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Trust Agreement as
Exhibit C-1. The Seller does not know or believe that any representation contained therein is false.

     3. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

     4. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by
Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of the Certificate may not be respected for United

                                 Annex to C-2-1

States income tax purposes (and the Seller may continue to be liable for United
States income taxes associated therewith) unless the Seller has conducted such an investigation.

     5. Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933
(the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The
Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Trust Agreement.

                                                Very truly yours,

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                      C-1-2

                                                                       EXHIBIT D

                         POOLING AND SERVICING AGREEMENT

                                       D-1

                                                                       Exhibit E

                         FORM OF FORM 10K CERTIFICATION

     I, [identify the certifying individual], certify that:

     1. I have reviewed the annual report on Form 10-K for the fiscal year
[____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Trust Agreement (the "Trust
Agreement") among Stanwich Asset Acceptance Company, L.L.C. (the "Company"),
[_____________] (the "Certificate Administrator") and [Name of Trustee] (the
"Trustee");

     2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

     3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Certificate Administrator under the Trust Agreement for inclusion in these reports is included in these reports;

     4. I am responsible for reviewing the activities performed by the
Certificate Administrator under the Trust Agreement and based upon my knowledge and the annual compliance review required under the Trust Agreement, and, except as disclosed in the reports, the Certificate Administrator has fulfilled its obligations under the Trust Agreement; and

     5. The reports disclose all significant deficiencies relating to the
Certificate Administrator's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the Trust Agreement, that is included in these reports.

     In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Trustee].

Date:_______________________

____________________________*
Name:
Title:

* to be signed by the senior officer in charge of the servicing functions of the
Certificate Administrator

                                       E-1

                                                                       EXHIBIT F

            [FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE]

     The undersigned, a Responsible Officer of [_________] (the "Trustee")
certifies that:

     (a) The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing
Agreement dated as of [_________], 20[__] (the "Agreement") by and among
[__________], as depositor, [_____________], as Certificate Administrator, and
the Trustee in accordance with the standards set forth therein.

     (b) Based on my knowledge, the list of Certificateholders as shown on the
Certificate Register as of the end of each calendar year that is provided by the
Trustee pursuant to the Agreement is accurate as of the last day of the 20[__]
calendar year.

Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.

     IN WITNESS WHEREOF, I have duly executed this certificate as of _________,
20__.]

                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT G

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

     The assessment of compliance to be delivered by the Trustee shall address, at a minimum, the criteria identified as below as "Applicable Servicing
Criteria":

--------------------------------------------------------------------------------
                                                                      APPLICABLE
                                                                       SERVICING
                                   SERVICING CRITERIA                  CRITERIA
--------------------------------------------------------------------------------
   REFERENCE                           CRITERIA
--------------------------------------------------------------------------------
                           GENERAL SERVICING CONSIDERATIONS
--------------------------------------------------------------------------------
1122(d)(1)(i)     Policies and procedures are instituted to monitor
                  any performance or other triggers and events of
                  default in accordance with the transaction
                  agreements.
--------------------------------------------------------------------------------
1122(d)(1)(ii)    If any material servicing activities are outsourced
                  to third parties, policies and procedures are
                  instituted to monitor the third party's performance
                  and compliance with such servicing activities.
--------------------------------------------------------------------------------
1122(d)(1)(iii)   Any requirements in the transaction agreements to
                  maintain a back-up servicer for the credit card
                  accounts or accounts are maintained.
--------------------------------------------------------------------------------
1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is
                  in effect on the party participating in the
                  servicing function throughout the reporting period
                  in the amount of coverage required by and otherwise
                  in accordance with the terms of the transaction
                  agreements.
--------------------------------------------------------------------------------

                         CASH COLLECTION AND ADMINISTRATION
--------------------------------------------------------------------------------
1122(d)(2)(i)     Payments on credit card accounts are deposited into      [C]
                  the appropriate custodial bank accounts and related
                  bank clearing accounts no more than two business
                  days following receipt, or such other number of days
                  specified in the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an     [C]
                  obligor or to an investor are made only by
                  authorized personnel.
--------------------------------------------------------------------------------
1122(d)(2)(iii)   Advances of funds or guarantees regarding
                  collections, cash flows or distributions, and any
                  interest or other fees charged for such advances,
                  are made, reviewed and approved as specified in the
                  transaction agreements.
--------------------------------------------------------------------------------
1122(d)(2)(iv)    The related accounts for the transaction, such as
                  cash reserve accounts or accounts established as a
                  form of overcollateralization, are separately
                  maintained (e.g., with respect to commingling of
                  cash) as set forth in the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(2)(v)     Each custodial account is maintained at a federally
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this
                  criterion, "federally insured depository
                  institution" with respect to a foreign financial
                  institution means a foreign financial institution
                  that meets the requirements of Rule 13k-1(b)(1) of
                  the Securities Exchange Act.
--------------------------------------------------------------------------------
1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent
                  unauthorized access.
--------------------------------------------------------------------------------
1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis for
                  all asset-backed securities related bank accounts,
                  including custodial accounts and related bank
                  clearing accounts. These reconciliations are (A)
                  mathematically accurate; (B) prepared within 30
                  calendar days after the bank statement cutoff date,
                  or such other number of days specified in the
                  transaction agreements; (C) reviewed and approved by
                  someone other than the person who prepared the
                  reconciliation; and (D) contain explanations for
                  reconciling items. These reconciling items are
                  resolved within 90 calendar days of their original
                  identification, or such other number of days
                  specified in the transaction agreements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      APPLICABLE
                                                                       SERVICING
                                   SERVICING CRITERIA                  CRITERIA
--------------------------------------------------------------------------------
   REFERENCE                           CRITERIA
--------------------------------------------------------------------------------
                           INVESTOR REMITTANCES AND REPORTING
--------------------------------------------------------------------------------
1122(d)(3)(i)     Reports to investors, including those to be filed
                  with the Commission, are maintained in accordance
                  with the transaction agreements and applicable
                  Commission requirements. Specifically, such reports
                  (A) are prepared in accordance with timeframes and
                  other terms set forth in the transaction agreements;
                  (B) provide information calculated in accordance
                  with the terms specified in the transaction
                  agreements; (C) are filed with the Commission as
                  required by its rules and regulations; and (D) agree
                  with investors' or the trustee's records as to the
                  total unpaid principal balance and number of credit
                  card accounts serviced by the Master Servicer.
--------------------------------------------------------------------------------
1122(d)(3)(ii)    Amounts due to investors are allocated and remitted      [C]
                  in accordance with timeframes, distribution priority
                  and other terms set forth in the transaction
                  agreements.
--------------------------------------------------------------------------------
1122(d)(3)(iii)   Disbursements made to an investor are posted within      [C]
                  two business days to the Master Servicer's investor
                  records, or such other number of days specified in
                  the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(3)(iv)    Amounts remitted to investors per the investor           [C]
                  reports agree with cancelled checks, or other form
                  of payment, or custodial bank statements.
--------------------------------------------------------------------------------
                               POOL ASSET ADMINISTRATION
--------------------------------------------------------------------------------
1122(d)(4)(i)     Collateral or security on credit card accounts is        [C]
                  maintained as required by the transaction agreements
                  or related asset pool documents.
--------------------------------------------------------------------------------
1122(d)(4)(ii)    Account and related documents are safeguarded as         [C]
                  required by the transaction agreements
--------------------------------------------------------------------------------
1122(d)(4)(iii)   Any additions, removals or substitutions to the
                  asset pool are made, reviewed and approved in
                  accordance with any conditions or requirements in
                  the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(4)(iv)    Payments on credit card accounts, including any
                  payoffs, made in accordance with the related credit
                  card accounts documents are posted to the Master
                  Servicer's obligor records maintained no more than
                  two business days after receipt, or such other
                  number of days specified in the transaction
                  agreements, and allocated to principal, interest or
                  other items (e.g., escrow) in accordance with the
                  related asset pool documents.
--------------------------------------------------------------------------------
1122(d)(4)(v)     The Master Servicer's records regarding the accounts
                  and the accounts agree with the Master Servicer's
                  records with respect to an obligor's unpaid
                  principal balance.
--------------------------------------------------------------------------------
1122(d)(4)(vi)    Changes with respect to the terms or status of an
                  obligor's account (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset
                  documents.
--------------------------------------------------------------------------------
1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g.,
                  forbearance plans, modifications and deeds in lieu
                  of foreclosure, foreclosures and repossessions, as
                  applicable) are initiated, conducted and concluded
                  in accordance with the timeframes or other
                  requirements established by the transaction
                  agreements.
--------------------------------------------------------------------------------
1122(d)(4)(viii)  Records documenting collection efforts are maintained during the period a Account is delinquent
                  in accordance with the transaction agreements. Such
                  records are maintained on at least a monthly basis,
                  or such other period specified in the transaction
                  agreements, and describe the entity's activities in
                  monitoring delinquent Accounts including, for
                  example, phone calls, letters and payment
                  rescheduling plans in cases where delinquency is
                  deemed temporary (e.g., illness or unemployment).
--------------------------------------------------------------------------------
1122(d)(4)(ix)    Adjustments to interest rates or rates of return for
                  Accounts with variable rates are computed based on
                  the related Account documents.
--------------------------------------------------------------------------------

                                       -2-

--------------------------------------------------------------------------------
                                                                      APPLICABLE
                                                                       SERVICING
                                   SERVICING CRITERIA                  CRITERIA
--------------------------------------------------------------------------------
   REFERENCE                           CRITERIA
--------------------------------------------------------------------------------
1122(d)(4)(x)     Regarding any funds held in trust for an obligor
                  (such as escrow accounts): (A) such funds are
                  analyzed, in accordance with the obligor's Account
                  documents, on at least an annual basis, or such
                  other period specified in the transaction
                  agreements; (B) interest on such funds is paid, or
                  credited, to obligors in accordance with applicable
                  Account documents and state laws; and (C) such funds
                  are returned to the obligor within 30 calendar days
                  of full repayment of the related Accounts, or such
                  other number of days specified in the transaction
                  agreements.
--------------------------------------------------------------------------------
1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax
                  or insurance payments) are made on or before the
                  related penalty or expiration dates, as indicated on
                  the appropriate bills or notices for such payments,
                  provided that such support has been received by the
                  servicer at least 30 calendar days prior to these
                  dates, or such other number of days specified in the
                  transaction agreements.
--------------------------------------------------------------------------------
1122(d)(4)(xii)   Any late payment penalties in connection with any
                  payment to be made on behalf of an obligor are paid
                  from the servicer's funds and not charged to the
                  obligor, unless the late payment was due to the
                  obligor's error or omission.
--------------------------------------------------------------------------------
1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted within two business days to the obligor's
                  records maintained by the servicer, or such other
                  number of days specified in the transaction
                  agreements.
--------------------------------------------------------------------------------
1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible
                  accounts are recognized and recorded in accordance
                  with the transaction agreements.
--------------------------------------------------------------------------------
1122(d)(4)(xv)    Any external enhancement or other support,
                  identified in Item 1114(a)(1) through (3) or Item
                  1115 of Regulation AB, is maintained as set forth in
                  the transaction agreements.
--------------------------------------------------------------------------------

                                        -3-